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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: July 11, 2002


                            Bergamo Acquisition Corp.
             (Exact name of the Company as specified in its charter)



          Delaware                     0--29517                  33-0889193
 (State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)



                        13101 Washington Blvd., Suite 122
                          Los Angeles, California 90066
                    (Address of principal executive offices)


              The Company's telephone number, including area code:
                                 (310) 566-7330

                2600 Michelson Drive, Suite 490, Irvine, CA 92612
         (Former name or former address, if changed since last report)

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Item 1.  Changes in Control of The Company

         As a result of the merger transaction described in Item 2 below, Hillard Herzog, who had served as President of Clothing Source of California, Inc. ("Clothing Source") and now serves as President and a director of Registrant, Bergamo Acquisition Corp. (the "Company"), received 806,770 shares of Common Stock of the Company, representing 32.27 % of the outstanding shares of Common Stock. As part of the same transaction, Sohail Parekh, who had served as Vice President, Chief Financial Officer and Secretary of Clothing Source and serves in the same capacities for the Company, received 806,770 shares of the Common Stock of the Company, representing 32.27% of the outstanding shares. As provided in the Agreement and Plan of Merger, immediately following completion of the merger Danilo Cacciamatta, who had served as the sole officer and director of the Company, resigned from all positions with the Company, and Hillard Herzog and Sohail Parekh were elected to the Board of Directors. The newly appointed Board of Directors then elected Hillard Herzog as President, and Sohail Parekh as Vice President, Chief Financial Officer and Secretary.

Item 2. Acquisition or Disposition of Assets.

         On July 11, 2002, the Company, through a merger with an acquisition subsidiary, acquired Clothing Source of California, Inc. a California corporation engaged in the manufacture of licensed labeled garments ("Clothing Source"). Under the terms of the Agreement and Plan of Merger, the Company issued 2,000,000 shares of Common Stock to the shareholders of Clothing Source, so that after the merger the former shareholders of Clothing Source hold 80% of the outstanding shares of the combined entity. Each shareholder of Clothing Source received .2 shares of Common Stock of the Company for each share of Common Stock of Clothing Source held by him. The number of shares issued was determined by negotiation between the parties. Prior to the transaction, there were no material relationships between the Company or its affiliates and Clothing Source or its affiliates.

         In connection with the transaction, certain shareholders of the Company executed "lock-up" agreements, which regulate their ability to sell shares of the Common Stock of the Company held by them, and grants the Company an option to repurchase some of the shares held by them under certain circumstances.

         The Company plans to continue the business of Clothing Source. Clothing Source was engaged in the design, manufacture and wholesale distribution of licensed, labeled garments for adults and children, sold through national retail chains such as May Co., Dillard's and Macy's. The Company has entered into license agreements with certain nonprofit and/or charitable organizations, as

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well as more conventional licensors, permitting the Company to display their proprietary logos, labels and marks on the garments. In the case of garments utilizing logos or labels licensed from nonprofit or charitable organizations, a portion of the sales price is typically donated to the licensing organization. The Company believes this strategy allows for easier introduction of the products into national retail markets.

         While most of the Company's garments are imported from contract manufacturers in Asia and Africa, the Company plans to establish a domestic production facility to house the entire process, including design, manufacture and distribution, in a single location in the United States. Development of such a facility will require significant financing, and the Company has no commitments for such financing at present.

Item 4.  Changes in Registrant's Certifying Accountant

         On July 11, 2002, the Company selected Henry Schiffer, CPA, an accountancy corporation, to audit the consolidated financial statements of the Company for the fiscal year ended December 31, 2002. The Company's prior fiscal year end financial statements were audited by Baron Accountancy Corporation ("Baron"). The decision to change auditors was approved by the Board of Directors.

         During the two most recent fiscal years, and any subsequent interim period, the Company believes that there were no disagreements with Baron on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baron, would have caused them to make reference to the subject matter of the disagreements in connection with their report. Baron's report on the financial statements of the Company for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Baron's reports for the fiscal years ended December 31, 2000 and 2001 each contained a going concern qualification.

         During the two most recent fiscal years, and any subsequent interim period, the Company believes that there was no disagreement or difference of opinion with Baron regarding any "reportable event" as that term is defined in
Item 304(a)(1)(v) of Regulation S-K.

         The Company has provided Baron with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K, and has requested that Baron furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company. Such letter is attached hereto as Exhibit 3.During the two most recent fiscal years and through July 11, 2002, the Company (or anyone on the Company's behalf) did not consult

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Henry Schiffer, CPA, an accountancy corporation, in connection with the
Company's financial statements regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of any reportable event as described above.

Item 7.  Financial Statements and Exhibits

         Audited financial statements of Clothing Source will be filed within sixty days of the date the initial Report on Form 8-K is required to be filed.

         The following exhibits are filed herewith:

Exhibit No.       Description
-----------       -----------

  2.1             Agreement and Plan of Merger, dated June 21, 2002.
  2.2             Lock-Up Agreement, dated July 12, 2002, among the Company,
                    Danilo Cacciamatta, Templemore Partners, and Suzanne Kerr.
  16.             Letter of Baron Accountancy Corporation re change in
                    certifying accountant.


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Bergamo Acquisition Corp.

                                  By: /s/ Hillard Herzog
                                      -----------------------------
                                          Hillard Herzog, President

                                  By: /s/ Sohail Parekh
                                      ------------------------------------------
                                          Sohail Parekh, Chief Financial Officer

Date:  August 8, 2002


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